EXHIBIT 99.1

TPT Global Tech Subsidiary Blue Collar Productions Expands Sales of Original Documentaries and Television Docu-Series

SAN DIEGO, CA / ACCESSWIRE / August 26, 2021 / TPT Global Tech, Inc. (“TPTW or TPT Global Tech”) (OTCQB:TPTW) www.tptglobaltech.com based in San Diego, California, a technology-based company with divisions providing telecommunications, medical technology, media content for domestic and international syndication as well as technology solutions announced today its subsidiary Blue Collar Productions www.bluecollar.com the entertainment division of TPT Global Tech based in Los Angeles, has completed sales in worldwide territories for its documentary “The Air of The Time.” Endeavor Content is handling worldwide sales for the project. Blue Collar is also in development on an untitled confidential Docu-Series at Amazon Studios; as well as developing documentaries on Rosa Parks; The World Famous Record Plant Recording Studio; and the scripted long-form films, “The Price of Fame” and “The Pierre.” (Also See Trailers and TV Spots) https://www.bluecollar.com/trailers-tv-spots

Mark Rowen, CEO of Blue Collar is excited about the growth of the documentary and television division saying, “As the market demand for new content across all OTT platforms continues to grow, our current projects continue to position us for a strong push into television and documentaries that started with the “A Night At The Movies’ series we worked on for Turner Classic Movies; and the scripted limited series at Hulu, “Looking For Alaska” where I was a producer. Our current projects are further examples of high-quality content that is extremely commercially viable in today’s marketplace.”

“Blue Collar’s ability to create content aligns perfectly with TPT Global Tech’s focus on using technology to enhance the viewer experience by creating targeted OTT content, utilizing innovative advertising solutions, and using the data received to continually improve our products,” said Stephen Thomas, president, and CEO, TPT Global Tech. “Through the launch of our upcoming consumer-facing content deliver Super App that we plan on announcing later this Fall, we continue to fuel TPT Global’s growth and will continue to enhance our ability to deliver unique and high-performing content while generating ad revenues and subscriber fees in a way no one else has been able to do.”

TPT Global Tech maintains its commitment to invest in innovative, forward-thinking technology and content companies.

About Blue Collar

Blue Collar Productions is a proven leader, innovator, and established producer of creative content, as well as materials for advertising and marketing campaigns. In collaboration with the world’s top filmmakers, entertainment studios, Fortune 500 companies, and non-profits, we bring creative visions to life.

From script to delivery, our creative team of writers, producers, editors, and designers work closely with our clients to deliver custom media solutions that best fit their needs. Featuring A-list celebrities, C-Suite executives, thought leaders, and industry experts, Blue Collar has produced thousands of hours of content that have been used for Entertainment, Marketing, Investor Relations, Corporate Communications, Employee Training, Trade Shows, Product Launches, and more. In addition, our producers possess the unique ability to tell impactful stories that engage audiences while managing projects in a cost-effective and timely manner.

About TPT Global Tech

TPT Global Tech Inc. (OTC:TPTW) based in San Diego, California, is a Technology/Telecommunications Media Content Hub for Domestic and International syndication and also provides Technology solutions to businesses domestically and worldwide. TPT Global offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS), and carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT’s cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media, and collaboration features in today’s global technology markets. TPT also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones Cellphone Accessories, and Global Roaming Cell phones.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as “believes,” “looking ahead,” “anticipates,” “estimates” and other terms with similar meaning. Specifically, statements about the Company’s plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions.

Contact:

Frank Benedetto 619-915-9422 fb@miradorconsulting.com

SOURCE: TPT Global Tech, Inc.